Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 10, 2007, accompanying the consolidated financial statements included in the Annual Report of First Investors Financial Services Group, Inc. on Form 10-K for the year ended April 30, 2007.  We hereby consent to the incorporation by reference of said report in the Registration Statements of First Investors Financial Services Group, Inc. on Form S-8 (File No. 333-137845, effective October 5, 2006, File No. 333-137842, effective October 5, 2006 and File No. 333-107762, effective August 8, 2003).

Houston, Texas

July 10, 2007